May 7, 2012

Energy Conversion Devices Cancels Going Concern Auction of United Solar

AUBURN HILLS, Mich., May 7, 2012 (GLOBE NEWSWIRE) -- Energy Conversion Devices, Inc. (“ECD”) (OTC:ENERQ.PK), a leader in materials science and renewable energy technologies, and its wholly-owned subsidiary United Solar Ovonic LLC (“USO”) today announced that they are cancelling the auction of the going concern sale of USO scheduled for May 8, 2012 and discontinuing the court-approved sale process because of the failure to receive an acceptable qualified bid by the bid deadline. Quarton Partners, the companies’ investment banker, is continuing to work with prospective buyers on alternative transactions. In addition, the companies have retained auction services provider Hilco Industrial to prepare for an orderly sale of the companies’ assets.

“Today’s announcement is one that everyone here at ECD and UNI-SOLAR worked extremely hard to avoid,” said Julian Hawkins, ECD’s President and CEO. “On behalf of the management team and the board, I wish to express the sincere thanks to past and present members of the ECD/UNI-SOLAR team for their dedication, commitment and passion. Each one of you has played an integral role in forever changing the world of clean energy.”

In connection with these activities, the companies will immediately begin reducing their workforce, terminating approximately 300 employees worldwide. The companies will retain a smaller workforce to support the bankruptcy process and the sale of its solar and other assets, including ECD’s interest in Ovonyx, Inc. USO is also retaining a small number of employees to continue to develop its core solar technologies under government-funded contracts.

ECD and USO voluntarily filed a petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Eastern District of Michigan on February 14, 2012. Additional information regarding the bankruptcy proceedings are available at www.energyconversiondevices.com/restructuring.php.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

The risks and uncertainties and the terms of any reorganization or liquidation plan ultimately confirmed by the Court can affect the value of our various pre-petition liabilities, common stock and other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization or liquidation could result in holders of our liabilities and securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and securities is highly speculative. Accordingly, we urge caution be exercised with respect to existing and future investments in any of these liabilities and securities. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein, except as required by law.

CONTACT: Kim Paulson

Senior Manager, Corporate Communications

Energy Conversion Devices, Inc.

+1 (248) 299-6063

investor.relations@uni-solar.com

Steven Blow

Eisbrenner Public Relations

+1 (248) 303-1067

sblow@eisbrenner.com